UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Eversource Energy
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Set forth below is the text of an email message sent by Jeffrey R. Kotkin, Vice President – Investor Relations, to certain Eversource Energy shareholders commencing on or after April 6, 2017:

Dear ___:

By now, you should have received proxy materials for Eversource Energy's May 3 annual meeting. This year's ballot includes a company-sponsored 3/3/20/20 proxy access proposal.

You can view our 2017 proxy statement at the following link: https://www.eversource.com/Content/docs/default-source/Investors/notice-and-proxy.pdf?sfvrsn=6.

Please e-mail me or call me at 860-665-5154 if you have any questions about that item or any other in advance of our annual meeting next month.

Additionally, I wanted to let you know that we have posted an updated "Eversource as a Sustainable Investment" slide presentation in the Investors section of our website at www.eversource.com. The presentation reflects 2016 year-end financial results and updated data on our many clean energy initiatives.

Sincerely,

Jeff Kotkin

VP--Investor Relations

Eversource Energy